EXECUTIVE COMMITTEE
DISCRETIONARY ANNUAL INCENTIVE PLAN
Effective October 15, 2013

1.    PURPOSE. The purpose of the Executive Committee Discretionary Annual Incentive Plan (the “Plan”) is to provide the CEO and Senior Vice Presidents of Avaya Holdings Corp. and its subsidiaries (collectively, the “Company”) with incentive compensation based upon their individual contribution to the success of the Company’s business and the achievement of financial results. The Plan is designed to enhance the ability of the Company to attract individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.    DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Award” shall mean a cash payment.

(b)    “Board” shall mean the Board of Directors of Avaya Holdings Corp.

(c)    “Cause” shall mean a material breach by the Participant of the Participant’s duties and responsibilities which is not promptly remedied after the Company gives the Participant written notice specifying such breach, or (ii) the commission by the Participant of a felony involving moral turpitude, or (iii) the commission by the Participant of theft, fraud, material breach of trust or any material act of dishonesty involving the Company, or (iv) a significant violation by the Participant of the code of conduct of the Company or of any statutory or common law duty of loyalty to the Company.

(d)    “Committee” shall mean the Compensation Committee of the Board (or any successor committee or delegate appointed by the Board).

(e)    “Participant” shall mean each of the Chief Executive Officer (“CEO”) and any Senior Vice President of Avaya Holdings Corp. and any other person selected by the Committee to participate in the Plan.

(f)    “Performance Period” shall mean each of the six-month periods from October 1 to March 31 and April 1 to September 30 of each fiscal year, or such other periods of time (to be defined by the Committee) during which a Participant provides services on account of which the Award is made.

(g)    “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(h)    “Target Award” shall mean an Award level that may be paid if certain performance criteria are achieved in the Performance Period.

3.    ELIGIBILITY. (a) Subject to Sections 3(b) and (c) below, individuals employed by the Company during a Performance Period who are on-roll as of the last day of the Performance Period are eligible to be Participants under the Plan for such Performance Period and may be considered for an Award.

(b)    Notwithstanding paragraph (a) above, a Participant will not be eligible to receive an Award if he or she:

(i)	voluntarily terminates employment before the Award is paid; or

(ii)	is involuntarily terminated for Cause before the Award is paid.

(c)An employee is not rendered ineligible to be a Participant by reason of being a member of the Board. Nothing in this section shall be construed to entitle a Participant to an Award.

4.    AWARDS-GENERAL.

(a)At the beginning of each Performance Period (or as soon as practicable thereafter), the Committee will establish (i) Target Awards for Participants and (ii) the performance criteria to be applicable to Awards for such Performance Period. The performance criteria utilized by the Committee may be based on individual performance, other Company and business unit financial objectives, customer satisfaction indicators, operational efficiency measures, and other measurable objectives tied to the Company’s success or such other criteria as the Committee shall determine. Awards will be made by the Committee following the end of each Performance Period. Awards shall be paid as soon as practicable after the Performance Period.

(b)The total amount paid with respect to all Awards for any Performance Period shall be determined by the Committee; but it shall not be less than 70% of all Target Awards for all Participants in the Plan for such Performance Period.

(c)The amount paid to a Participant with respect to an Award shall be determined in the sole discretion of the Committee or in the sole discretion of such person or committee empowered by the Committee or the Board. In the case of Participants other than the CEO, the CEO shall make a recommendation to the Committee as to the amount of each such Participant’s Award payment.

(d)The determination of the amount paid with respect to an Award for each Participant shall be made after the end of each Performance Period and may be less than (including no Award) or greater than the Target Award, up to a maximum amount of two times such Participant’s Target Award.

5.    OTHER CONDITIONS. (a) No person shall have any claim to an Award under the Plan and there is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

(b)    Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company.

(c)    The Company shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

(d)    Awards under the Plan will, to the extent provided therein, be included in base compensation or covered compensation under the retirement programs of the Company for purposes of determining pensions, retirement and death related benefits.

(e)    In the event an Award under the Plan is deferred under a plan of the Company, it will be reflected in the calculations of the above benefit plans as if it had been paid as scheduled and not deferred.

6.    DESIGNATION OF BENEFICIARIES. A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Award which may be made to the Participant, or may be payable, after such Participant’s death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time in accordance with procedures specified by the Company. In case of the Participant’s death, an Award with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Award granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant’s estate. If there shall be any question as to the legal right of any beneficiary to receive an Award under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall not have any further liability to anyone with respect to such amount.

7.    PLAN ADMINISTRATION. (a) The Committee shall have full discretionary power to administer and interpret this Plan and to establish rules for its administration (including the power to delegate authority to others to act for and on behalf of the Committee) subject to such resolutions, not inconsistent with this Plan, as may be adopted by the Board. In making any determinations under or referred to in this Plan, the Committee and its delegates, if any, may, but are not required, to rely on opinions, reports or statements of employees of the Company and of counsel, public accountants and other professional or expert persons.

(b)    This Plan shall be governed by the laws of the State of Delaware and applicable Federal law.

8.    MODIFICATION OR TERMINATION OF PLAN. The Board or the Committee may modify or terminate this Plan at any time, effective at such date as the Board or the Committee, respectively, may determine. Any authorized officer of the Company, with the concurrence of the Company’s legal advisors, shall be authorized to make minor or administrative changes in this Plan or changes required by or made desirable by law or government regulation. Such a modification may affect present and future Participants.

9.    TERM OF THE PLAN. This Plan shall continue in full force and effect until such time as it is terminated by the Board or the Committee in accordance with Section 8.